                                               Filed Pursuant to Rule 424(b)(3)
                                          Registration Statement No. 333-107535
            8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
              10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                and U76218 AB 9

                               R.H. Donnelley Inc.

                    Prospectus Supplement dated July 30, 2004
                     to the Prospectus dated August 1, 2003

     The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010.

                                                Senior Notes                        Senior Subordinated Notes
                                   -----------------------------------------------------------------------------------
                                         Principal             Principal        Principal Amount     Principal Amount
                                          Amount                Amount            of Senior             of Senior
                                        of Senior             of Senior          Subordinated         Subordinated
Name of Selling Security Holder        Notes Owned          Notes Offered         Notes Owned         Notes Offered
----------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston LLC......    $ 305,000            $ 305,000               --                   --
IBM High Yield Transition Account...      305,000              305,000               --                   --
UBS Securities LLC..................      170,000              170,000               --                   --